EXHIBIT 99.1


[PHOTO]                         TRANSAMERICA
                                FINANCE CORPORATION
                                9399 WEST HIGGINS, SUITE 600 * ROSEMONT IL 60018


         TRANSAMERICA FINANCE CORPORATION ANNOUNCES ITS INTENT TO SELL
           ITS REAL ESTATE TAX AND FLOOD COMPANIES TO FIRST AMERICAN
                                  CORPORATION

         ROSEMONT, IL. September 4, 2003 - Transamerica Finance Corporation, an indirect subsidiary of AEGON N.V., today announced its intent to sell its flood hazard certification and real estate tax service businesses to The First American Corporation (NYSE:FAF). Closing of the transaction is subject to, among other things, the negotiation and execution of definitive agreements and regulatory approval. Details of the proposed transaction will be released upon the execution of a definitive agreement.

         The proposed transaction is consistent with AEGON's focus on its core business of life insurance, pensions and related investment products.

         "We are pleased to announce our intent to sell these businesses to First American," said Robert Watson, Chairman and CEO of Transamerica Finance Corporation. "The completion of this transaction will improve upon the already excellent services provided to mortgage lenders by Transamerica Real Estate Tax Service and Transamerica Flood Hazard Certification. In addition, these businesses will fit well with First American, an outstanding firm with a long history in the mortgage services industry."

         "The acquisition will enhance First American's ability to provide a comprehensive and cost-effective offering of information products and services to better serve the mortgage lending community," said Parker S. Kennedy, president of The First American Corporation. "Because Transamerica's business model and corporate philosophy in the tax services and flood hazard certification businesses closely match First American's, we expect a very smooth and efficient transition, both internally and for the customers of each company."

         On August 5, 2003, AEGON announced its agreement to sell most of the commercial finance operations owned by Transamerica Finance Corporation to GE Commercial Finance, the business-to-business financial services unit of General Electric Company.

         Headquartered in the Chicago area, Transamerica Finance Corporation conducts business primarily through its subsidiaries in commercial lending, intermodal leasing and real estate information services. Transamerica Finance Corporation is an indirect subsidiary of AEGON N.V., which, in conjunction with its member companies in the AEGON Group, is one of the world's largest listed insurance and financial services groups with $274.8 billion in assets (as of June 30, 2003). Based in the Hague, the Netherlands, AEGON N.V., through the AEGON Group, offers life insurance, pensions, related savings and investment products, accident and health insurance as well as general insurance.

         Transamerica Real Estate Tax Service Inc., headquartered in Dallas, Texas, provides services to a number of the nation's top mortgage lenders to help ensure the timely and accurate payment of property taxes on escrow loans.

         Transamerica Flood Hazard Certification, Inc. pioneered the flood determination business. Today, the company is one of the most respected companies in the industry. Transamerica Flood Hazard Certification provides flood hazard certification services to several of the nation's top mortgage lenders and insurance companies.

          The First American Corporation, a Fortune 500 company and the nation's leading diversified provider of business information, supplies businesses and consumers with information resources in connection with the major economic events of people's lives, such as getting a job; renting an apartment; buying a car, house, boat or airplane; securing a mortgage; opening or buying a business; and planning for retirement. The First American Family of Companies operate within seven primary business segments including: Title Insurance and Services, Specialty Insurance, Trust and Other Services, Mortgage Information, Property Information, Credit Information and Screening Information. With revenues of $4.70 billion in 2002, First American has nearly 25,000 employees in approximately 1,400 offices throughout the United States and abroad.

DISCLAIMER
----------

The statements contained in this press release that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believe", "estimate", "intend", "may", "expect", "anticipate", "predict", "project", "counting on", "plan", "continue", "want", "forecast", "should", "would", "is confident" and "will" and similar expressions as they relate to us are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations, including, but not limited to, the following:

>> Changes in general economic conditions, particularly in the United States, the Netherlands and the United Kingdom;
>> Changes in the performance of financial markets, including emerging markets, including:
     * The frequency and severity of defaults by issuers in our fixed income investment portfolios; and
     * The effects of corporate bankruptcies and/or accounting restatements on the financial markets and the resulting decline in value of equity and debt securities we hold;
     *    The frequency and severity of insured loss events;
     * Changes affecting mortality, morbidity and other factors that may affect the profitability of our insurance products;
     * Changes affecting interest rate levels and continuing low interest rate levels;
     * Changes affecting currency exchange rates, including the EUR/USD and EUR/GBP exchange rates;
     * Increasing levels of competition in the United States, the Netherlands, the United Kingdom and emerging markets;
     * Changes in laws and regulations, particularly those affecting our operations, the products we sell and the attractiveness of certain products to our consumers;
     * Regulatory changes relating to the insurance industry in the jurisdictions in which we operate;
     *    Acts of God, acts of terrorism and acts of war;
     *    Changes in the policies of central banks and/or foreign governments;
     * Litigation or regulatory action that could require us to pay significant damages or change the way we do business;
     * Customer responsiveness to both new products and distribution channels;
     * Competitive, legal, regulatory, or tax changes that affect the distribution cost of or demand for our products;
     * Our failure to achieve anticipated levels of earnings or operational efficiencies as well as other cost saving initiatives.


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